UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

September 1, 2025 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of July 31, 2025. A calculation of the NAV per share is set forth below.

July 31, 2025 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of July 31, 2025 and June 30, 2025:

	As of
(in thousands)	July 31, 2025	June 30, 2025
Investments in industrial properties	$9,182,450	$9,114,400
Investments in unconsolidated joint venture partnerships	16,594	16,835
Investments in real estate debt and securities	476,978	480,766
DST Program Loans	67,759	67,056
Cash and cash equivalents	37,152	41,281
Restricted cash	9,173	9,756
Other assets	94,613	95,848
Line of credit, term loans and mortgage notes	(4,361,933)	(4,306,935)
Secured financings on investments in real estate-related securities	(91,175)	(95,402)
Financing obligations associated with our DST Program	(638,056)	(634,410)
Other liabilities	(117,684)	(123,513)
Accrued performance participation allocation	—	—
Accrued fixed component of advisory fee	(5,563)	(5,547)
Aggregate Fund NAV	$4,670,308	$4,660,135
Total Fund Interests outstanding	359,636	359,097

The following table sets forth the NAV per Fund Interest as of July 31, 2025 and June 30, 2025:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of July 31, 2025
Monthly NAV	$4,670,308	$1,030,720	$237,404	$2,066,686	$129,460	$328	$88,502	$1,117,208
Fund Interests outstanding	359,636	79,371	18,282	159,145	9,969	24	6,815	86,030
NAV Per Fund Interest	$12.9862	$12.9862	$12.9862	$12.9862	$12.9862	$12.9862	$12.9862	$12.9862
As of June 30, 2025
Monthly NAV	$4,660,135	$1,056,747	$238,344	$2,055,443	$116,070	$277	$76,456	$1,116,798
Fund Interests outstanding	359,097	81,430	18,366	158,387	8,944	21	5,892	86,057
NAV Per Fund Interest	$12.9774	$12.9774	$12.9774	$12.9774	$12.9774	$12.9774	$12.9774	$12.9774

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of July 31, 2025, we estimated approximately $125.3 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of July 31, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.7%
Discount rate / internal rate of return	7.3%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.0%
	0.25	% increase	(2.8)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05250 per share for the month of July 2025. The monthly gross distribution per share for July 2025 reflects an increase to the amount of the previous monthly gross distribution of $0.05000 per share that had been paid since July 31, 2023. These distributions were paid to all stockholders of record as of the close of business on July 31, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of July 31, 2025, we directly owned and managed a real estate portfolio that included 261 industrial buildings totaling approximately 55.6 million square feet located in 30 markets throughout the U.S. and was 93.0% occupied (93.4% leased).

As of July 31, 2025, our leverage ratio was approximately 45.6% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate-related securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures).

Quarter-to-date through July 31, 2025, we raised gross proceeds of approximately $36.4 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $0.7 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for July, which were redeemed in full on August 1, 2025, was $20.5 million.

Update on Suitability Standards

The suitability standards for Class T-R, Class D-R and Class I-R stockholders participating in the distribution reinvestment plan listed in the section titled “Suitability Standards” in our current Class T-R, Class D-R and Class I-R prospectus included in our Registration Statement on Form S-11 on Form S-3 (File No. 333-255376) are hereby updated to (1) delete the suitability standard for Ohio investors in its entirety, (2) delete and replace the suitability standard for Kansas investors with the standard shown below, (3) delete and replace the suitability standard for Massachusetts investors with the standard shown below, and (4) delete and replace the suitability standard for New Mexico investors with the standard shown below.

Kansas— The Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

Massachusetts— Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000 or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico— In addition to our suitability requirements, an investor’s investment in us, our affiliates and other public, non-traded real estate programs may not exceed 10% of such investor’s liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities. New Mexico residents who are “accredited investors” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act are not subject to the foregoing concentration limit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

August 15, 2025	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer